UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: June 3, 2008

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

AMR Corporation is filing herewith a press release issued on June 3, 2008 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report May traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 3, 2008

EXHIBIT INDEX

Exhibit    Description

99.1	Press Release

                                                                CONTACT:                               Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Tuesday, June 3, 2008

AMERICAN AIRLINES REPORTS MAY TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline, reported a May load factor of 81.7 percent, which was flat versus the same period last year.  Traffic and capacity both decreased 1.1 percent year over year.
Domestic traffic decreased 3.3 percent year over year on 2.3 percent less capacity.  International traffic increased by 3.1 percent relative to last year on a capacity increase of 1.1 percent.
American boarded 8.3 million passengers in May.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the AmericanConnection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve nearly 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  AmericanAirlines, American Eagle, the AmericanConnection® airlines, AA.com, We know why you fly and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following pages.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

		May
	2008		2007	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	11,755,889		11,889,021	-1.1%

D.O.T. DOMESTIC	7,570,342		7,827,721	-3.3
INTERNATIONAL	4,185,547		4,061,300	3.1
ATLANTIC	1,797,343		1,835,965	-2.1
LATIN AMERICA	1,899,574		1,745,682	8.8
PACIFIC	488,630		479,653	1.9

AVAILABLE SEAT MILES (000)
SYSTEM	14,387,030		14,546,583	-1.1%

D.O.T. DOMESTIC	9,077,359		9,293,633	-2.3
INTERNATIONAL	5,309,671		5,252,950	1.1
ATLANTIC	2,245,449		2,306,303	-2.6
LATIN AMERICA	2,486,959		2,367,482	5.0
PACIFIC	577,263		579,166	-0.3

LOAD FACTOR
SYSTEM	81.7%		81.7%	0.0	Pts

D.O.T. DOMESTIC	83.4		84.2	-0.8
INTERNATIONAL	78.8		77.3	1.5
ATLANTIC	80.0		79.6	0.4
LATIN AMERICA	76.4		73.7	2.6
PACIFIC	84.6		82.8	1.8

PASSENGERS BOARDED	8,319,235		8,454,449	-1.6%

SYSTEM CARGO TON MILES (000)	183,493		185,557	-1.1%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	YTD May
	2008	2007	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	55,026,764	56,002,689	-1.7%

D.O.T. DOMESTIC	35,180,128	36,728,006	-4.2
INTERNATIONAL	19,846,636	19,274,683	3.0
ATLANTIC	7,436,993	7,453,602	-0.2
LATIN AMERICA	10,174,006	9,546,971	6.6
PACIFIC	2,235,637	2,274,111	-1.7
AVAILABLE SEAT MILES (000)
SYSTEM	68,891,699	70,289,028	-2.0%

D.O.T. DOMESTIC	43,322,288	45,043,907	-3.8
INTERNATIONAL	25,569,412	25,245,121	1.3
ATLANTIC	9,725,182	9,796,413	-0.7
LATIN AMERICA	13,110,168	12,655,733	3.6
PACIFIC	2,734,062	2,792,975	-2.1
LOAD FACTOR
SYSTEM	79.9%	79.7%	0.2	Pts

D.O.T. DOMESTIC	81.2	81.5	-0.3
INTERNATIONAL	77.6	76.4	1.3
ATLANTIC	76.5	76.1	0.4
LATIN AMERICA	77.6	75.4	2.2
PACIFIC	81.8	81.4	0.3
PASSENGERS BOARDED	38,915,867	39,960,719	-2.6%

SYSTEM CARGO TON MILES (000)	863,641	891,127	-3.1%

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AmericanAirlines®  We know why you fly®
Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com